SALE OF TECHNOLOGY AGREEMENT

      This Sale of Technology Agreement ("Agreement") is made and effective this 21 day of November 1999, by and between e-commerce Solutions, Inc. ("Buyer"), and Stanley Wolfson ("Seller").

      Seller has developed and owns all rights to certain computer software in development as more fully described on Schedule A.

      Buyer wishes to purchase, and Seller wishes to sell, such software, the related goodwill and all other associated property rights, including all copyrights and all rights to enhanced, modified and updated versions and derivative works related thereto.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

      1. Transfer. (a). Software. Seller hereby sells, assigns, conveys and transfers to Buyer all of Seller's right, title and interest in and to the following described computer software (the "Software"): A software platform engine in development that will create an ability to mass produce e-commerce web sites, manage said sites and administration.

The Software shall include, but is not limited to :

            (i) The Software in development in all versions and all forms of expression thereof, including but not limited to proprietary rights and intellectual property contained therein or connected therewith.

            (b) Delivery.

            (i) The Software in development shall be delivered to Buyer upon the execution of this Agreement. Seller shall from time to time, but without further consideration, execute and deliver such instruments or documents and take such other action as is reasonably necessary which Buyer may request in order to more effectively carry out this Agreement and to vest in Buyer the Software and title thereto.

      2. Representations and Warranties of Seller. Seller represents, warrants and covenants as follows:

            (a) Title; Infringement. Seller has good and marketable title to the Software in development, and has all necessary rights to enter into this Agreement without violating any other agreement or commitment of any sort. Seller does not have any outstanding agreements or understandings, written or oral, concerning the Software. The Software does not infringe or constitute a misappropriation of any trademark, patent, copyright, trade secret, proprietary right or similar property right. Seller agrees to defend, indemnify and hold Buyer, its subsidiaries, affiliates and licensees harmless against any action, suit, expense, claim, loss, liability or damage based on a claim that the


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Software infringes or constitutes a misappropriation  of any trademark,  patent, copyright, trade secret, proprietary right or similar property right. Buyer shall give Seller prompt written notice of any such claim. Seller shall assume responsibility for defending any suit or proceeding brought against Buyer based on any claim that the Software infringes or constitutes a misappropriation of any trademark, patent, copyright, trade secret, proprietary right or similar property right; provided, however, that Buyer shall give Seller prompt notice in writing of the assertion of any such claim and of the threat or institution of any such suit or proceeding, and all authority, information and assistance required for the defense of the same. Seller shall pay all costs awarded against Buyer, but shall not be responsible for any cost, expense or compromise incurred without Seller's consent.

            (b) No Liens. The Software is not subject to any lien, encumbrance, mortgage or security interest of any kind. Seller's conveyance of the Software shall be free of any such interest.

            (c) Authority Relative to this Agreement. This Agreement is a legal, valid and binding obligation of Seller. The execution and delivery of this Agreement by Seller and the performance of and compliance by Seller with the terms and conditions of this Agreement will not result in the imposition of any lien or other encumbrance on any of the Assets, and will not conflict with or result in a breach by Seller of any of the terms, conditions or provisions of any order, injunction, judgment, decree, statute, rule or regulation applicable to Seller, the Software, or any note, indenture or other agreement, contract, license or instrument by which any of the Software may be bound or affected. No consent or approval by any person or public authority is required to authorize or is required in connection with, the execution, delivery or performance of this Agreement by Seller.

            (d) No Default. There is no outstanding default by the Seller in connection with the Software.

      4. No Brokers. All negotiations relative to this Agreement have been carried on by Buyer directly with Seller, without the intervention of any person as the result of any act of Buyer or Seller (and, so far as known to either party, without the intervention of any such person) in such manner as to give rise to any valid claim against the parties hereto for brokerage commissions, finder's fees or other like payment.

      5. Consents, Further Instruments and Cooperation. Seller represents no consent or approval by any person is required in order to permit it to consummate the transactions contemplated hereby. Seller agrees to execute and deliver such instruments and to take such other action as may be required to carry out the transaction contemplated by this Agreement. Seller shall execute, or cause its employees and agents to execute, any patent or copyright application or other similar document or instrument, following Buyer's reasonable request.

      6. Limitation of Liability. OTHER THAN AS SET FORTH IN SECTION 3.A. OR UPON THE BREACH OF ANY WARRANTY, NEITHER BUYER NOR SELLER SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY PERFORMANCE


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HEREUNDER,  EVEN IF SUCH PARTY HAS  ADVANCE  NOTICE OF THE  POSSIBILITY  OF SUCH
DAMAGES, WHETHER BASED ON A THEORY OF CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

      7. Buyer's Use of the Software. Buyer may, at its sole discretion, market, license and sell the Software under names and trade names of its own choosing, and may develop updated and modified versions and derivative works of the Software without attribution of authorship to Seller. Buyer shall own all rights and title, including copyrights, in and to updated and modified versions and derivative works of the Software without requiring permission from Seller and without incurring payment obligations in addition to those provided herein. Buyer may market or use the Software in whatever manner and at whatever prices it sees fit.

      8. Seller's Non-Use of the Assets. Seller retains no rights whatsoever in the Software and does not retain the right to use the Software or any material relating to the Software for any purpose, personal, commercial, or otherwise. Seller furthermore shall maintain all information relating to the Software or use of the Software in short confidence and shall not disclose any aspect of the Software to any third party without the prior written consent of Buyer.

      9. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

      10. Assignment. Seller may not assign this Agreement or any obligation herein without the prior written consent of Buyer. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective heirs, executors, personal representatives, successors and assigns.

      11. Entire Agreement. This Agreement contains the entire understanding of the parties, and supersedes any and all other agreements presently existing or previously made, written or oral, between Buyer and Seller concerning its subject matter. This Agreement may not be modified except by a writing signed by both parties.

      12. Severability. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions of this Agreement nevertheless will continue in full force and effect without being impaired or invalidated in any way.

      13. Notices. All notices, requests, demands, and other communications hereunder shall be deemed to have been duly given if delivered or mailed, certified or registered mail with postage prepaid:


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      If to Buyer:

                  E-Commerce Solutions, Inc.
                  c/o Urban Cool Network, Inc.
                  1401 Elm Street
                  Dallas, Texas 75226

      with a copy to:

                  Martin Licht, Esq.
                  Silverman, Collura & Chernis, P.C.
                  381 Park Avenue South
                  New York, New York 10016

      If to Seller:

                  S. Wolfson
                  1030 Fifth Avenue
                  New York, New York 10022

      14. Relationship of the Parties. The relationship between Buyer and Seller under this Agreement is intended to be that of buyer and seller, and nothing in this Agreement is intended to be construed so as to suggest that the parties hereto are partners or joint venturers, or either party or its employees are the employee or agent of the other. Except as expressly set forth herein, neither Buyer nor Seller has any express nor implied right or authority under this Agreement to assume or create any obligations on behalf of or in the name of the other or to bind the other to any contract, agreement or undertaking with any third party.

      15. Headings. Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

[Buyer] _____________________                   [Seller] _______________________


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